Exhibit 21.1

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP. AS OF JANUARY 28, 2015	JURISDICTION OF INCORPORATION
TRW Technar Inc.*	California
Austrian Holdco L.L.C.	Delaware
EnTire Solutions, LLC	Delaware
Kelsey-Hayes Company	Delaware
Kelsey-Hayes Heerlen Inc.	Delaware
Kelsey-Hayes Holdings Inc.	Delaware
Kelsey-Hayes Mexico LLC	Delaware
Kelsey-Hayes Netherlands Inc.	Delaware
KH Holdings, Inc.	Delaware
LucasVarity Automotive Holding Company	Delaware
TRW Auto Holdings Inc.	Delaware
TRW Automotive (LV) Corp.	Delaware
TRW Automotive Global Receivables LLC	Delaware
TRW Automotive Holding Company	Delaware
TRW Automotive Holding Mexico LLC	Delaware
TRW Automotive Inc.	Delaware
TRW Automotive J.V. LLC	Delaware
TRW Automotive Receivables LLC	Delaware
TRW Automotive Safety Systems Arkansas Inc.	Delaware
TRW Automotive U.S. LLC	Delaware
TRW Brazil LLC	Delaware
TRW East Inc.	Delaware
TRW Integrated Chassis Systems LLC	Delaware
TRW Management Co. L.L.C.	Delaware
TRW Occupant Restraints South Africa Inc.	Delaware
TRW Odyssey Inc.	Delaware
TRW Odyssey Mexico LLC	Delaware
TRW Powder Metal Inc.	Delaware
TRW Safety Systems Inc.	Delaware
TRW Safety Systems Mexico LLC	Delaware
TRW Vehicle Safety Systems Inc.	Delaware
Worldwide Distribution Centers, Inc.	Delaware
REMSA of America, Inc.	Illinois
Lucas Automotive Inc.	Michigan
TRW Intellectual Property Corp.	Michigan
Lake Center Industries Transportation, Inc.	Minnesota
Thompson Ramo Wooldridge Inc.	Ohio
TRW Overseas Inc.	Ohio
TRW Fuji Valve Inc.**	Tennessee
Fortuna Assurance Company	Vermont
Duly & Hansford Pty Limited	Australia
TRW Australia Holdings Pty Ltd.	Australia
TRW Australia Pty Ltd.	Australia
TRW Automotive Australia Pty Ltd.	Australia
Roadster Holdings (Austria) GmbH	Austria

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP. AS OF JANUARY 28, 2015	JURISDICTION OF INCORPORATION
Dalphi Metal Brazil Ltda.*	Brazil
TRW Automotive Ltda.*	Brazil
Varga Servicos Automotivos Ltda.*	Brazil
Roadster Holdings (Canada), Inc.*	Canada
TRW Canada Limited/TRW Canada Limitee	Canada
TRW China Holdings Ltd.	Cayman Islands
LucasVarity Langzhong Brake Company Limited**	China
Qingdao FMG Asia Pacific Co., Ltd.	China
TRW (Ningbo) Components and Fastening Systems Co., Ltd.	China
TRW (Suzhou) Automotive Electronics Co., Ltd.**	China
TRW Asia Pacific Co., Ltd.	China
TRW Automotive Components (Langfang) Co., Ltd.	China
TRW Automotive Components (Shanghai) Co., Ltd.	China
TRW Automotive Components (Suzhou) Co., Ltd.	China
TRW Automotive Components Technical Service Shanghai Co. Ltd.	China
TRW Automotive Research and Development (Shanghai) Co. Ltd.	China
TRW Automotive Safety Technologies (Zhangjiagang) Co., Ltd.	China
TRW Automotive Technologies (Shanghai) Co., Ltd.	China
TRW Dongfang (Xi’an) Airbag Inflator Co., Ltd.**	China
TRW FAWER Automobile Safety Systems (Changchun) Co., Ltd.**	China
TRW FAWER Commercial Vehicle Steering (Changchun) Co., Ltd.**	China
TRW Systems Consulting Services (Shanghai) Co. Ltd.	China
TRW Autoelektronika s.r.o.	Czech Republic
TRW Automotive Czech s.r.o.	Czech Republic
TRW-Carr s.r.o.	Czech Republic
TRW-DAS, a.s.	Czech Republic
Autocruise Limited	England
Automotive Holdings (UK) Limited*	England
Bryce Berger Limited*	England
Cityday Limited	England
Dalphimetal Limited	England
Girling Limited*	England
Joseph Lucas Limited	England
Les Minquiers Limited*	Guernsey
Lucas Automotive Limited*	England
Lucas Export Services Limited*	England
Lucas Industries Limited	England
Lucas Investments Limited*	England
Lucas Limited*	England
Lucas Service UK Limited*	England
Lucas Support Services Limited*	England
LucasVarity	England
No. 1 Deansgate (Residential) Limited	England
TRW Employees Benefit Trust Limited*	England
TRW Investment Management Company Limited*	England
TRW Limited	England
TRW LucasVarity Electric Steering Limited	England

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP. AS OF JANUARY 28, 2015	JURISDICTION OF INCORPORATION
TRW Pensions Trust Limited	England
TRW Receivable Finance (UK) Limited	England
TRW Steering Systems Limited	England
TRW Systems Limited*	England
TRW U.K. Limited*	England
ID Information Systems Limited	England & Wales
TRW LucasVarity Limited	England & Wales
Autocruise S.A.S.	France
Dalphi-Metal France s.a.r.l.*	France
TRW Automotive Bonneval S.A.S.	France
TRW Automotive Distribution France S.A.S.	France
TRW Automotive Holdings (France) S.A.S.	France
TRW Carr France S.A.S.*	France
TRW Composants Moteurs S.A.S.	France
TRW France Holding S.A.S.	France
TRW France S.A.S.	France
TRW Gabriel S.N.C.*	France
TRW ORLEANS Composants Moteurs S.A.S.	France
TRW PARIS S.A.S.	France
TRW Systemes de Freinage S.A.S.	France
Lucas Automotive GmbH*	Germany
Lucas Varity GmbH	Germany
TRW Airbag Systems GmbH*	Germany
TRW Automotive Electronics & Components GmbH	Germany
TRW Automotive GmbH*	Germany
TRW Automotive Holding GmbH & Co. KG	Germany
TRW Automotive Holding Verwaltungs GmbH*	Germany
TRW Automotive Safety Systems GmbH	Germany
TRW Deutschland Holding GmbH	Germany
TRW Engineered Fasteners & Components Selb GmbH	Germany
TRW KFZ Ausruestung GmbH	Germany
TRW Logistic Services GmbH	Germany
TRW Receivables Finance GmbH	Germany
TRW Automotive India Private Limited*	India
TRW Automotive Holding Italia S.r.l.	Italy
TRW Automotive Italia S.r.l.	Italy
TRW Aftermarket Japan Co., Ltd.	Japan
TRW Automotive Japan Co. Ltd.	Japan
Automotive Holdings (Korea), Ltd.	South Korea
TRW Automotive Korea Co., Ltd.	South Korea
TRW Controls & Fasteners, Inc.	South Korea
TRW Steering Co. Ltd.**	South Korea
TRW Automotive Luxembourg Holdings S.à r.l.	Luxembourg
TRW Automotive Luxembourg S.à r.l.	Luxembourg
Lucas Automotive SDN. BHD.	Malaysia
LucasVarity (M) SDN. BHD.*	Malaysia

SUBSIDIARIES OF TRW AUTOMOTIVE HOLDINGS CORP. AS OF JANUARY 28, 2015	JURISDICTION OF INCORPORATION
TRW Asiatic (M) SDN BHD.**	Malaysia
TRW Automotive Services SDN BHD.	Malaysia
TRW Automotive China Holdings Ltd.*	Mauritius
Eurofren Investment, S. de R.L. de C.V.*	Mexico
Forjas y Maquinas, S. de R.L. de C.V.*	Mexico
Frenos y Mecanismos, S. de R.L. de C.V.*	Mexico
Revestimientos Especiales de Mexico, S. de R.L. de C.V.*	Mexico
TRW Delplas, S. de R.L. de C.V.*	Mexico
TRW Electronica Ensambles S. de R.L. de C.V.*	Mexico
TRW Occupant Restraints de Chihuahua, S. de R.L. de C.V.*	Mexico
TRW Sistemas de Direcciones, S. de R.L. de C.V.*	Mexico
TRW Sistemas de Frenado S. de R.L. de C.V.*	Mexico
TRW Steering Wheel Systems de Chihuahua, S. de R.L. de C.V.*	Mexico
TRW Vehicle Safety Systems de Mexico S. de R.L. de C.V.*	Mexico
Roadster Automotive B.V.*	Netherlands
TRW Auto B.V.	Netherlands
TRW Coőperatief W.A.	Netherlands
TRW International Holdings B.V.	Netherlands
TRW Braking Systems Polska Sp. z o.o.	Poland
TRW Polska Sp. z o.o.	Poland
TRW Steering Systems Poland Sp. z o.o.	Poland
Dalphi Metal Portugal, S.A.+	Portugal
Safebag - Industria Componentes de Seguranca Automovel S.A.*	Portugal
Safe-Life - Industria de Componentes de Seguranca Automovel S.A.*	Portugal
TRW Automotive Portugal Lda*	Portugal
TRW Airbag Systems SRL	Romania
TRW Automotive Safety Systems SRL*	Romania
TRW Automotive LLC*	Russian Federation
TRW Aftermarket Asia Pacific PTE Ltd.	Singapore
TRW Automotive (Slovakia), s.r.o.*	Slovakia
Automotive Holdings (Spain) S.L.U.	Spain
Centro Tecnologico de Automocion de Galicia	Spain
Dalphi Metal Espana, S.A.+	Spain
Dalphi Metal Internacional, S.A.+	Spain
Dalphi Metal Seguridad, S.A.+	Spain
Eurofren Systems, S.L.U.	Spain
TRW Automotive Espana S.L.U.	Spain
TRW Automotive Services S.L.U.	Spain
TRW Automotive Sweden AB	Sweden
TRW Switzerland GmbH	Switzerland
LucasVarity (Thailand) Co., Ltd.*	Thailand
TRW Asiatic Co., Ltd**	Thailand
TRW Fuji Serina Co., Ltd. **	Thailand
TRW Steering & Suspension Co., Ltd.*	Thailand
DalphiMetal Tunisie S.A.R.L*	Tunisia
TRW Automotive Safety Systems TUNISIA Sarl*	Tunisia
TRW Otomotiv Dagitim ve Ticaret A.S.* +	Turkey

* Shares of this subsidiary are owned by more than one Company subsidiary
**Joint venture
+ Additional interest in this subsidiary is owned by one or more third parties